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                                                                  EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports as listed below and to all references to our firm included in or made a part of this registration statement.

     Physician Partners, Inc.                  November 22, 1996

     Physician Partners HealthFirst, P.C.      January 2, 1997

     Physician Partners Corvallis, P.C.        January 2, 1997

     Physician Partners Medford, P.C.          January 2, 1997

     HealthFirst Medical Group, P.C.           September 6, 1996

     The Suburban Medical Clinic, Inc.         September 6, 1996

     The Corvallis Clinic, P.C.                September 6, 1996, except with
                                               respect to the matter discussed
                                               under "Employment Obligations"
                                               in Note 11, as to which the date
                                               is December 18, 1996

     Corvallis MRI                             September 18, 1996

     Medford Clinic, P.C.                      September 6, 1996


                                       /s/ Arthur Andersen LLP

Portland, Oregon
January 3, 1997